AGREEMENT

                      AMONG DELMARVA POWER & LIGHT COMPANY,

                     PECO ENERGY COMPANY AND PUBLIC SERVICE

                  ELECTRIC AND GAS COMPANY REGARDING LIABILITY

                AND PERFORMANCE OBLIGATIONS OF THE PLANT OPERATOR

         This Agreement dated May 27, 1997 is by and among Delmarva Power & Light Company (hereinafter referred to as "DP&L"), PECO Energy Company (formerly the Philadelphia Electric Company) hereinafter referred to as "PECO") and Public Service electric and Gas Company (and Public Services Enterprise Group Incorporated) (hereinafter referred to as "PSE&G"). DP&L, PECO Energy Company and PSE&G are hereinafter collectively referred to as the "Parties."

                                    RECITALS:

         WHEREAS, DP&L and PECO Energy Company filed a lawsuit against PSE&G and Public Services Enterprise Group Incorporated in the United States District Court for the Eastern District of Pennsylvania styled Delmarva Power & Light Company, et al. V. Public Service Enterprise Group, Inc., et al., C.A. No. 96-CV-1705 (E.D. Pa.) (hereinafter referred to as the "Litigation");

         WHEREAS, DP&L, PECO and PSE&G are parties to the Salem Owners Agreement, as amended, and are co-owners of the Salem Nuclear Generating Station Units 1, 2 and 3 ("Salem Station");

         WHEREAS, DP&L, PECO and PSE&G are parties to the Peach Bottom Owners Agreement, as amended, and are co-owners of the Peach Bottom Atomic Power Station Units 2 and 3 ("Peach Bottom Station");

         WHEREAS, in an order dated March 28, 1997, Judge Clarence C. Newcomer encouraged the Parties to enter into settlement negotiations, and supported the use of an alternative dispute resolution process;

         WHEREAS, the Parties engaged in an alternative dispute resolution process with the assistance of the Honorable Harold R. Tyler, Jr., of New York, New York, former United States District Judge for the Southern District of New York; and

         WHEREAS, in consideration for the settlement of the litigation and for the additional consideration provided in this Agreement, the Parties desire to minimize the possibility of future litigation among the Owners of the Salem and Peach Bottom Stations and to establish for the remainder of the operating lives of the Salem and Peach Bottom Stations the extent of responsibility of the Owner-operator to the Non-operating Owner Parties of each Station for all management or operating errors and omissions or the failure to generate power and energy at either Station as economically and reliably as is practicable.

         NOW, THEREFORE, as part of the settlement of the Litigation, in consideration of the mutual covenants made by and between the Parties in settling the Litigation and for other valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

                                   DEFINITIONS

         Unless otherwise defined herein, the following terms used in this Agreement shall have the meanings ascribed to them as set forth below:

         (a) "Agreement" shall mean this Agreement Among DP&L, PECO and PSE&G Regarding Liability and Performance Obligations of the Plant Operator.

         (b) "Court" shall mean the United States District Court for the Eastern District of Pennsylvania.

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

         (c) "Litigation" shall mean the lawsuit described in the recitals to this Agreement and all contentions and claims made therein.

         (d) "Salem Station" shall mean the Salem Nuclear Generating Station.

         (e) "Peach Bottom Station" shall mean the Peach Bottom Atomic Power Station.

         (f) "Salem Owners Agreement" shall mean the owners Agreement for Salem Nuclear Generating Station Units No. 1, 2 and 3, dated November 24, 1971, as amended.

         (g) "Peach Bottom owners Agreement" shall mean the Owners Agreement for the Peach Bottom Atomic Power Station Units No. 2 and 3, dated November 24, 1971, as amended.

         (h) "Owners Agreements" shall mean the Salem Owners Agreement and the Peach Bottom Owners Agreement referred to collectively.

         (i) "Owner-operator" refers to the owner which operates the Station(s) under each Owners Agreement. PSE&G is the Owner-operator of the Salem Station. PECO is the Owner-operator of the Peach Bottom Station.

         (j) "Non-operating owner Parties" refers to the owners which do not operate the Station(s) under each owners Agreement. For Salem, PECO and DP&L are Non-operating owner Parties; for Peach Bottom, PSE&G and DP&L are Non-operating Owner Parties.

         (k) "Current Outage": Salem Station Unit 1 has been off line (i.e., not producing electricity) since may 17, 1995, and Unit 2 since June '/, 1995. The Current Outage for each unit shall mean from June 1, 1995 to the first day of the month that is closest to the date of Synchronization of that unit with the grid as described herein. In the event the date of Synchronization of a unit with the grid falls on or between days 1 through 16 of a month, the Current Outage for that unit shall mean from June 1, 1995 to the first day of the month that the Synchronization with the grid takes place. In the event the date of Synchronization of a unit with the grid falls on or between days 17 through 31 of a month, the Current Outage for that unit shall mean from June 1, 1995 to

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

the first day of the next month following the date on which Synchronization with the grid takes place.

         (l) "Synchronization" shall have the special meaning accorded to it in the electric power industry. In general (and without intending to modify or alter its special meaning), the term refers to the point during restart at which the turbine generator of the nuclear plant is synchronously interconnected with the transmission grid and the first megawatt of sustained, continuous flow of electricity begins to flow from the plant to the grid.

         (m) "Replacement Power Costs" mean the costs incurred to obtain electricity, whether it is generated or purchased, to replace the output of a particular generation unit that is wholly or partially out of service. For purposes of this Agreement, Replacement Power Costs also shall include any alternative measure of the cost burden of maintaining a unit that is nonproductive.

         (n) "MDC" shall mean the maximum dependable capacity net. This shall be defined, for each Station, as the gross electrical output measured at the output terminals of the turbine generators during the most restrictive seasonal conditions, less the station service load.

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

                              TERMS AND CONDITIONS

         1. This Agreement shall govern the relationship  among the Parties with
respect  to  liability   and   performance   obligations   of  the   undersigned
Owner-operators of the Salem and Peach Bottom Stations.

         2. The arrangements provided herein shall be effective for the Peach Bottom Station beginning on January 1, 1998 and for the Salem Station beginning on the later of the end of the Current Outage of Salem Unit 1 or Salem Unit 2. As to Salem, if the above occurs prior to January 1, 1998, then the beginning date for the Salem Station shall be January 1, 1998. The arrangements provided herein shall continue for each Station until the date of retirement of both units at that Station.

         3. For the Salem Station, the following performance standards shall apply:

                  a. The Owner-operator shall compensate the Non-operatinq Owner Parties a total of $10 million (PECO: $8,518,000; DP&L: $1,482,000) for each year that the three year historical average MDC capacity factor (excluding therefrom any period of time to which the Force Maleure Clause of this Agreement applies) for the Salem Station as calculated as of December 31 of that year is less than 40% but equal to or above 20%.(1) In the event that the three year historical average MDC capacity factor (excluding therefrom any period of time to which the Force Majeure Clause of this Agreement applies) for the Salem Station calculated as of December 31 of that year falls below 20%, the total

-----------------
(1) In the event that the beginning date for the Salem Station occurs after January 1, 1998, the calculation for the Salem Station shall be made initially as of December 31 of the first calendar year that is at least 24 months after the end of the Current Outage of the later of Unit 1 or Unit 2 of the Salem Station. In such event, the capacity factor calculation shall be made for the period beginning on the later of the end of the Current Outage of Salem Unit 1 or Salem Unit 2.

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

         payment to the Non-operating Owner Parties shall be $25 million per year (PECO: $21,295,000; DP&L: $3,705,000).(2)

                  b. The performance standards provided in paragraph 3(a) shall be applied beginning with the month these arrangements take effect for the Salem Station as set forth in paragraph 2 above. Any payments to Non-operating Owner Parties shall be in proportion to their ownership interests under the respective Owners Agreement. In no event will a payment be owing prior to two years from the effective date of the performance standard as it applies to the Salem Station.

                  c. The calculation of amounts owed under paragraph 3(a) shall be done annually with any amounts owed for the preceding year becoming due and payable by the end of the first month following that year. Where one unit of the Salem Station has been retired, 1/2 of the payments provided in paragraph 3(a) will apply.

         4. For the Peach Bottom Station, the following performance standards shall apply:

                  a. The Owner-operator shall compensate the Non-operating Owner Parties a total of $10 million (PSE&G: $8,498,000; DP&L: $1,502,000)
         for each year that the three year historical average MDC capacity factor (excluding therefrom any period of time to which the Force Majeure Clause of this Agreement applies) for the Peach Bottom Station as calculated as of December 31 of that year is less than 40% but equal to or above 20%.(3) In the event that the three year historical average MDC capacity factor (excluding therefrom any period of time to which the Force

-----------------
(2)  See Footnote 1.
(3)  The first "calculation" date shall be December 31, 2000.

         Majeure Clause of this agreement applies) for the Peach Bottom Station calculated as of December 31 of that year falls below 20%, the total payment to the Non-operating Owner Parties shall be S25 million per year (PSE&G: $21,245,000; DP&L: $3,755,000).

                  b. The performance standards provided in paragraph 4(a) shall be applied beginning with the month these arrangements take effect for the Peach Bottom Station as set forth in paragraph 2 above. Any payments to Non-operatinq Owner Parties shall be in proportion to their ownership interests under the respective Owners Agreement. In no event will a payment be owing prior to three years from the effective date of the performance standard as it applies to the Peach Bottom Station.

                  c. The calculation of amounts owed under paragraph 4(a) shall be done annually with any amounts owed for the preceding year becoming due and payable by the end of the first month following that year. Where one unit of the Peach Bottom Station has been retired, 1/2 of the payments provided in paragraph 4(a) will apply-

         5. The performance standards set forth in paragraph 3 shall be effective until December 31, 2011 at the dollar amounts set forth in paragraph 3(a). After that date, the performance standards and other provisions of this Agreement will remain effective, but the dollar amounts in paragraph 3(a) will be $1. The performance standards in paragraph 4 shall be effective until December 31, 2007 at the dollar amounts set forth in paragraph 4(a). After that date, the performance standards and other provisions of this Agreement shall remain effective, but the dollar amounts in paragraph 4(a) shall be $1.

         6. The Parties agree that paragraphs 2-5 of this Agreement shall be the Non-operating Owner Parties, sole and exclusive remedy for all management or operating errors or omissions or the failure to generate power and energy at either

Station as economically and reliably as is practicable. The Owner-operator of the Salem Station or the Peach Bottom Station shall not be liable to the Non-operating Owner Parties in contract, or in tort (including, but not limited to negligence or gross negligence), or otherwise based upon facts, matters, or occurrences relating to or arising out of the construction, management, operation or maintenance of the Salem or Peach Bottom Stations or for any failures of the Owner-operator to perform any of its responsibilities except for Willful Action and then only up to a combined total of $5 million to the Non-operating Owner Parties for all such facts, matters or occurrences or failures to perform based upon Willful Action(s) during any one annual period, which amount shall be reduced to $2.5 million where one unit of a Station has been retired. Each Party shall bear the entire amount of its own Replacement Power Costs. "Willful Action" is defined as: action knowingly or intentionally taken or not taken by the chief nuclear officer and approved by his superior, which action or non-action and approval is taken with intent that injury or damage would result or would probably result therefrom or with intent to defraud another Party.

         7. Each Party waives and covenants not to assert against any other Party all rights under the Owners Agreements to the extent that they are inconsistent with this Agreement. This Agreement does not alter or change the duties of all Parties to share the costs of the Salem and Peach Bottom Stations as specified in Article 3 of the Owners Agreements (and related budget and accounting articles of the Owners Agreements).

         The Parties to this Agreement do not intend, and this Agreement shall not be construed to affect the currently existing rights and interests of Atlantic Energy, Inc. or Atlantic City Electric Company (hereinafter referred to collectively as "Atlantic") that arise from Atlantic's ownership interests in the Salem and Peach Bottom Stations.

         8. Times during which the operation of a Station is adversely affected by Force Majeure Conditions shall not form any part of the basis for a payment for low capacity factors as set forth in paragraphs 3 and 4 of this Agreement. "Force Majeure Conditions" as used herein means the following: acts of God, floods, earthquakes, tornadoes, hurricanes; terrorism, or acts of public enemies; war, insurrections, riots or other civil disturbances; failure of or the necessity to replace equipment for reasons of obsolescence or defect in design or manufacture where the condition is generic to the equipment involved and for such time as is reasonably required therefor; plant shutdown, modification, derating, or decommissioning requirement which is necessary to comply with any Nuclear Regulatory Commission or other governmental action that is applicable to any generic category of plants or is based on considerations external to the Station itself (including, but not limited to, seismological, meteorological, hydrological, demographic or soil conditions). Any outage required to repair or replace steam generators shall conclusively be deemed to constitute a Force Majeure condition.

         9. Any dispute over the application of the performance standards or any other disputes under the Owners Agreements for Salem and Peach Bottom shall be the subject of non-binding mediation prior to resort to any legal process. All Parties waive the right to trial by jury in any court proceeding involving any such dispute.

                            MISCELLANEOUS PROVISIONS

         10. Intent to Be Legally Bound

         The Parties intend that this Agreement create legally binding and enforceable obligations, and that each of the covenants and obligations contained herein may be legally enforced.

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

         11. Warranty of Enforceabilitv

         Each Party represents, agrees, and warrants, that this Agreement, and each instrument required hereby to be executed and delivered by it, constitute legally valid, binding obligations, and shall be enforceable against each Party.

         12. Assignment

         This Agreement may not be assigned by any Party hereto without the express written consent of each other Party hereto. The representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and shall not be construed to confer any right or to avail any remedy to any other person.

         13. Governing Law

         This Agreement shall be governed by, construed, and interpreted, and the rights of the Parties determined in accordance with, the laws of New Jersey as it applies to the Salem Station and the laws of Pennsylvania as it applies to the Peach Bottom Station.

         14 Entire Agreement

         This Agreement contains the entire understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants and undertakings governing the subject matter of this Agreement other than those expressly set forth or referred to herein. To the extent the terms and conditions of this Agreement can be construed to be inconsistent with the terms and conditions of either of the Owners Agreements, this Agreement supersedes the Owners Agreements and any other prior agreements and understandings among the Parties hereto with respect to the rights and obligations of the Parties under the Owners Agreements and the obligations of the Owner-operators of the Salem and Peach Bottom Stations.

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

         15. Waiver of Compliance

         Any failure of any Party hereto to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing, to the extent permitted under applicable law, by the Party or Parties hereto entitled to the benefit of such obligation, covenant, agreement or condition. A waiver or failure to insist upon strict compliance with any representation, warranty, covenant, agreement or condition shall not operate a waiver of, or estoppel with respect to, any subsequent or other failure.

         16. Counterparts

         This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. it shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         17. Severance

         The Parties agree that if any provision of this Agreement is declared invalid in whole or in part, it will have no effect on the validity of the other provisions of the Agreement.

         18. Joint Drafting

         This Agreement is the product of the joint drafting of the parties. The parties agree that no provision of this Agreement shail be construed against any party as the drafter.

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


         19. Recitals

The Recitals to this Agreement are incorporated into and are part of this Agreement.

                                      PUBLIC SERVICE ELECTRIC
                                      AND GAS COMPANY

Attest:                               By: /s/ R. Edwin Selover
                                          --------------------------------------
                                      Its:    Senior Vice President
                                              and General Counsel

/s/ E.J. BIGGINS, Jr.
Corporate Secretary

                                      PUBLIC SERVICE ELECTRIC
                                      AND GAS COMPANY

Attest:                               By: /s/ R. Edwin Selover
                                          --------------------------------------
                                      Its:    Vice President
                                              and General Counsel

/s/ E.J. BIGGINS, Jr.
Corporate Secretary

                                      PECO ENERGY COMPANY

Attest:                               By: /s/ Dikinson M. Smith
                                          --------------------------------------
                                      Its:  President, PECO Nuclear,
                                            PECO Energy Company

/s/ Katherine K. Combs
Corporate Secretary

                                      DELMARVA POWER & LIGHT COMPANY

Attest:                               By: /s/ H. E. Cosgrove
                                          --------------------------------------
                                      Its: Chairman, President and C.E.O.

/s/ D. P. Connelly
SECRETARY

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